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                                                                    EXHIBIT 99.3

                              CONTINUING GUARANTY



     In consideration of credit which THE HUNTINGTON NATIONAL BANK, a national banking association having its principal banking offices at 201 North Illinois Street, Suite 1800, Indianapolis, Indiana 46204 (hereinafter referred to as "Lender"), may concurrently with the execution hereof or from time to time hereafter extend to WALTER E. BEST COMPANY, INC., an Indiana corporation (hereinafter referred to as "Borrower"), the undersigned, RUSSELL C. BEST, an Indiana resident who owns all of Borrower's issued and outstanding voting capital stock (hereinafter referred to as the "Guarantor"), hereby unconditionally guarantees to Lender the payment and performance when due, whether by acceleration or otherwise, without presentment or demand, protest, notice of dishonor or diligence in collection and with a right of set-off against the undersigned, together with costs of collection and reasonable attorneys' fees and without relief from valuation or appraisement laws, of the principal of and interest on all present and future indebtedness and obligations of Borrower to Lender arising under, pursuant to or in connection with that certain Promissory Note (hereinafter, the "Note") to be executed by Borrower to Lender of even date herewith in the principal amount of One Million Two Hundred Thirty-Three Thousand Thirty and no/100 Dollars ($1,233,030.00), in accordance with the terms of such indebtedness and obligations, and all extensions, renewals, increases or modifications of such indebtedness and obligations, whether direct or indirect, absolute or contingent and evidenced by the Note, renewal/extension promissory notes, checks, drafts, letters of credit, bills, open accounts, warranties, covenants, undertakings, indemnifications or otherwise (all of the indebtedness, obligations and Indemnifications guaranteed hereby are hereinafter referred to collectively as the "Indebtedness").

     Guarantor agrees to pay to Lender all amounts payable under this Guaranty, together with all costs and expenses (including without implied limitation reasonable attorneys' fees) incurred by Lender in connection with the collection or enforcement of this Guaranty, without relief from valuation and appraisement laws.

     The obligations of Guarantor hereunder are primary, and Lender may proceed directly against Guarantor without exercising and/or exhausting any right or remedy against (a)Eany collateral which may be security for the Indebtedness or
(b) Borrower or any other guarantor or other party primarily or secondarily liable for the payment of the Indebtedness.

     In addition to the obligation of Guarantor to pay and perform when due all Indebtedness, upon the written demand of Lender after the occurrence of any one or more of the following events, Guarantor shall immediately pay in full and satisfy all of the Indebtedness remaining unpaid or unsatisfied at such time, whether or not such Indebtedness may then be due and payable, together with all other amounts payable by Guarantor to Lender hereunder:

      (a) The dissolution, liquidation or termination of the business of Borrower;


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      (b)  The assignment by Borrower for the benefit of its creditors;

      (c) The appointment of a receiver or a trustee for Borrower or any of its assets;

      (d) The filing of an involuntary petition to adjudicate Borrower as bankrupt and the failure of Borrower to obtain a dismissal of such petition within sixty (60) days; or

      (e) The filing by Borrower of a voluntary petition to adjudicate Borrower as bankrupt or for reorganization.

     Lender may from time to time without notice to or the consent of Guarantor release, compromise, extend, increase or otherwise modify or amend any liability of Borrower or the terms of any agreement, document or instrument evidencing the Indebtedness or executed in connection with the Indebtedness. The obligations of Guarantor under this Guaranty shall be absolute and unconditional under any and all circumstances (including, but without limitation, any event, occurrence or circumstance, whether or not within the contemplation of the parties hereto and whether or not affecting the purposes of or any consideration to the Guarantor in entering into this Guaranty) and shall remain in full force and effect until the Indebtedness has been paid in full and all credit arrangements extended by Lender to Borrower have been terminated. Notwithstanding anything expressed or implied herein to the contrary or any action or inaction taken by Lender with respect to the Indebtedness or any documents executed in connection therewith, the obligations of Guarantor with respect to the Indebtedness shall remain in full force and effect for as long as Borrower's obligations with respect to the Indebtedness shall remain in effect. The obligations of Guarantor shall not be affected, modified or impaired upon the happening from time to time of any event, including but without limitation any of the following, whether or not with notice to, or the consent of, Guarantor (notice of and consent to each of the following is hereby expressly waived by Guarantor):

      (a) The waiver, surrender, compromise, alteration, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of Borrower except for the payment and performance of the Indebtedness in full;

      (b) The failure to give notice to Borrower or Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty, the Note or any other documents evidencing the Indebtedness;

      (c) The extension or renewal of time for payment of any of the Indebtedness or any amount due under this Guaranty or of the time for performance of any other obligation, covenant or agreement under or arising out of this Guaranty, the Note or any other documents evidencing the Indebtedness;

      (d) The recision, waiver, modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Guaranty, the Note or any other documents evidencing the Indebtedness or any other act or thing or omission or delay to do any other act or thing which may in any manner or to


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           any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law;

      (e) The taking, suffering or omitting to take any of the actions referred to or permitted to be taken by Lender in this Guaranty, the Note or in any other documents evidencing the Indebtedness;

      (f) The failure, omission, delay or lack of diligence on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender under this Guaranty, the Note or any other documents evidencing the Indebtedness;

      (g) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, reorganization, arrangement, composition with creditors or readjustment of, or any similar proceedings affecting Borrower or the allegation or contest of the validity of this Guaranty, the Note or any other documents evidencing the Indebtedness;

      (h) The release or discharge of Borrower from the performance or observance of any obligation, covenant or agreement contained in the Note or in any other documents evidencing the Indebtedness;

      (i) Any event or action that would result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

      (j)  The default or failure of Guarantor fully to perform
           Guarantor's obligations set forth in this Guaranty;

      (k) The invalidity, illegality or unenforceability of the Note or any other documents evidencing the Indebtedness or any part thereof;

      (l) The waiver, surrender, compromise, alteration, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of any other guarantor or other party primarily or secondarily liable for the payment of the Indebtedness;

      (m) The consent by Lender to (i) the assignment, conveyance or transfer by Borrower of any collateral which may be security for the Indebtedness or (ii) the granting to third parties of a second mortgage lien, security interest or collateral assignment in any of collateral which may secure the Indebtedness; or

      (n) Any other cause similar or dissimilar to any of the foregoing.

      Guarantor acknowledges that Guarantor has had an opportunity to review the Note, all other documentation evidencing the Indebtedness and all other documentation and information which Guarantor feels is necessary or appropriate in order to execute and deliver this Guaranty

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to Lender.  Guarantor warrants  and represents to Lender that Guarantor has knowledge of Borrower's financial condition and affairs and of all other circumstances which bear upon the risk assumed by Guarantor under this Guaranty. Guarantor agrees to continue to keep informed thereof while this Guaranty is in force and further agrees that Lender does not have and will not have any obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantor or to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower or any other circumstance which may bear upon Guarantor's risk hereunder which comes to the knowledge of Lender, its directors, officers, employees or agents at any time, whether or not Lender knows, believes or has reason to know or to believe that any such fact or change is unknown to Guarantor or might or does materially increase the risk of Guarantor hereunder.

      Guarantor hereby ratifies all representations and warranties made by Borrower with respect to Guarantor and agrees to be bound by all covenants, agreements and releases made by Borrower with respect to Guarantor.

      Guarantor hereby waives each of the following:

      (a) Notice of (i) the acceptance of this Guaranty, (ii) the existence or creation of all or any of the Indebtedness, (iii) any extension of credit, advance, loan or similar accommodation by Lender to Borrower, and (iv) the amount of the Indebtedness which may exist from time to time;

      (b) Any and all presentment, demand, protest or notice of dishonor, nonpayment or other default with respect to any of the Indebtedness;

      (c) Any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender may have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; unless and until Lender shall have received payment in full of all of the Indebtedness;

      (d) All diligence in collection or protection of or realization upon (i) the Indebtedness or any part thereof, (ii) any obligation hereunder, and (iii)Eany collateral securing the Indebtedness; and

      (e) Any rights arising by reason of the incapacity, lack of authority, death or disability of any other guarantor of the Indebtedness or any failure by Lender to file or enforce a claim against the estate of any other guarantor.

      Guarantor shall have no right of contribution with respect to any other guarantor unless and until Lender shall have received payment in full of all of the Indebtedness. Guarantor shall not pursue collection of any indebtedness of Borrower to Guarantor or exercise any right or

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remedy with respect to any security therefor unless and until Lender shall have received payment in full of all of the Indebtedness.

     If any demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Indebtedness and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, Guarantor will be and remain liable hereunder for the amount or amounts so repaid or recovered to the same extent as if such amount or amounts had never been received originally by Lender.

     Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all Indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and shall not take any action to obtain any of the security described in and encumbered by any instrument securing the Indebtedness of Borrower to Lender; provided, however, that if Lender so requests, such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Indebtedness of Borrower to Lender, but without reducing or effecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     Any written notice permitted or required hereunder shall be effective when
(a)Emailed by certified United States mail, postage prepaid with return receipt requested, or (b)Esent by an overnight carrier which provides for a return receipt, to the applicable address specified below:


              If to Guarantor:  6161 E. 75th Street
                                Indianapolis, IN  46250

              If to Lender:     201 North Illinois St., Suite 1800
                                Indianapolis, IN 46204
                                Attention:  D. Brett Bontrager


or at such other address within the States of Indiana or Ohio as Guarantor or Lender may from time to time specify for itself by notice hereunder.

     This Guaranty is entitled to the benefit and security of a certain Stock Pledge Agreement, executed by Guarantor to Lender of even date herewith.

     This Guaranty shall be binding upon Guarantor and Guarantor's successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives.

     This Guaranty is executed and shall be construed in accordance with the laws of the State of Indiana. If any provision (or portion thereof) of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Guaranty or the application of such provision (or portion thereof) to any other person or



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circumstance shall be valid and enforceable to the fullest extent permitted by law. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty on this 25th day of August, 1997.



                                     /s/ Russell C. Best
                                     -------------------------------------
                                     Russell C. Best




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STATE OF INDIANA     )
                     ) SS:
COUNTY OF MARION     )



     Before me, a Notary Public in and for said County and State, personally appeared Russell C. Best, who, after having been duly sworn, acknowledged the execution of the foregoing Continuing Guaranty.

     WITNESS, my hand and Notarial Seal this 25th day of August, 1997.



                                  /s/ Michelle L. Zukunft
                                 -------------------------------------
                                 (Michelle L. Zukunft) Notary Public



My Commission Expires:           My County of Residence:
    9/21/98                         Marion
- ----------------------           --------------------------


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